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                                                                    EXHIBIT 99.1

                 CASH SYSTEMS, INC. ANNOUNCES FIRST QUARTER 2004
                                FINANCIAL RESULTS

MINNEAPOLIS, May 17, 2004 - Cash Systems, Inc. (Amex: CKN), a provider of cash access solutions for the gaming industry, today announced financial results for the first quarter 2004.

FIRST QUARTER FINANCIAL RESULTS

Revenue for the first quarter increased 57% to $11.0 million from $7.0 million in the first quarter of fiscal 2003. Income from operations increased to $640,000 from $630,000 in the first quarter of last year. Operating margin in the first quarter of 2004 was 5.5%, down from 8.9% last year, reflecting non-recurring operational expenses of approximately $350,000 associated with the start of a major new client contract and litigation costs related to a contract dispute that has now been settled. The increase in operating expenses also reflects costs associated with a new customer service call center.

Income before tax increased to $507,000, compared to $482,000 in the prior year's period. Net income for the first quarter was $304,000, or $0.02 per diluted share compared to $0.04 per diluted share in the prior year period. Net income in the first quarter of 2004 reflects approximately $0.02 per share of non-recurring expenses, a 40% income tax provision compared to no income tax provision in the first quarter of 2003, and higher shares outstanding compared to the prior year.

Craig Potts, President and Chief Executive Officer of Cash Systems, Inc. stated, "Our strong revenue growth reflects our success in securing new business, as well as continuing growth among our existing client base. During the first quarter we also made several investments in our business, including a new call center that will enhance our competitive position, improve customer service and support our ability to drive long-term revenue growth and profitability."

Liquidity

The Company officially closed the remaining 190,000 shares of its private placement on April 14, 2004. With the issuance of the remaining 190,000 shares, the Company has raised total net proceeds of approximately $9.2 million. The Company intends to use the proceeds from this offering for general working capital and potential acquisitions, should any arise. Current cash balances and operating cash flow are expected to provide the Company with sufficient resources to meet its existing obligations, currently planned capital expenditure requirements and funding for internal growth initiatives.

As of March 31, 2004, the Company has $17.4 million of cash, up significantly from $3.0 million as of December 31, 2003.

GUIDANCE

For fiscal year 2004, the Company currently expects revenues of $46 million to $47 million, a 39% increase over 2003.

Earnings Conference Call

The Company will hold a conference call today at 5:00 PM EDT. The call can be accessed live over the phone by dialing 1-877-691-0879. A replay of the call will be available one hour after the call and can be accessed by dialing 973-341-3080, password 4751648. The replay will be available until May 24, 2004.

ABOUT CASH SYSTEMS, INC.

Minneapolis-based Cash Systems, Inc. has grown from a regional ATM provider to one of four cash access companies serving the gaming industry. Cash Systems' products include its proprietary cash advance systems, ATMs and check cashing solutions. Cash Systems' gaming clients are comprised of

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both Native American and commercial entities. Please visit
http://www.cashsystemsinc.com for more information.

This press release may contain forward-looking statements, including the Company's beliefs about its business prospects and future results of operations. These statements involve risks and uncertainties. Among the important additional factors that could cause actual results to differ materially from those forward-looking statements are risks associated with the overall economic environment, the successful execution of the Company's plan of operation, changes in the Company's anticipated earnings, continuation of current contracts, gaming and other applicable regulations, and other factors detailed in the Company's filings with the Securities and Exchange Commission, including its most recent Forms 10-KSB and 10-QSB. In addition, the factors underlying Company forecasts are dynamic and subject to change and therefore those forecasts speak only as of the date they are given. The Company does not undertake to update any forecasts that it may make available to the investing public.

Contacts:
Cash Systems
Chris Larson
952-895-8399

Don Duffy or Ashley Ammon
Integrated Corporate Relations
203-222-9013

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                       CASH SYSTEMS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
         For the Three Months Ended March 31, 2004 and 2003 (unaudited)

                                                                     2004                 2003
                                                                    Amount               Amount
                                                                 ------------         ------------
COMMISSIONS                                                      $ 11,006,634         $  7,001,425
                                                                 ------------         ------------

OPERATING EXPENSES
     Commissions                                                    5,149,219            3,715,046
     Processing costs                                               2,108,215            1,360,628
     Check Cashing Costs                                              618,993               99,072
     Armored carrier services                                         104,279              106,585
     Payroll and related services                                   1,086,287              491,471
     Other                                                          1,129,309              436,815
     Compensation expense related to options and warrants              44,984               39,914
     Depreciation and amortization                                    125,494              122,249
                                                                 ------------         ------------
          Total Operating Expenses                                 10,366,780            6,371,780
                                                                 ------------         ------------

     Income from Operations                                           639,854              629,645
                                                                 ------------         ------------

OTHER INCOME (EXPENSE)
     Interest expense                                                (132,806)            (111,110)
     Amortization of original issue discount                                -              (36,504)
     Interest income                                                       95                  295
                                                                 ------------         ------------
          Total Other Income (Expense)                               (132,711)            (147,319)
                                                                 ------------         ------------

     Income Before Income Taxes                                       507,143              482,326

     Provision for Income Taxes                                       203,000                    -
                                                                 ------------         ------------

NET INCOME                                                       $    304,143         $    482,326
                                                                 ============         ============

INCOME PER COMMON SHARE
     BASIC                                                       $       0.02         $       0.04
                                                                 ============         ============
     DILUTED                                                     $       0.02         $       0.04
                                                                 ============         ============

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
     BASIC                                                         13,427,102           12,643,806
                                                                 ============         ============
     DILUTED                                                       14,758,130           13,019,454
                                                                 ============         ============

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                       CASH SYSTEMS, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
           March 31, 2004 (unaudited) and December 31, 2003 (audited)

                                                                      2004                 2003
                                                                   (unaudited)           (audited)
                                                                   ------------         ------------
                              ASSETS

CURRENT ASSETS
      Cash                                                         $ 17,439,438         $  3,035,747
      Due from officer                                                   55,300               25,000
      Prepaid commissions                                               411,000              362,000
      Other receivable                                                  620,514              617,739
      Deferred income taxes                                             256,000              299,000
      Other current assets                                              849,551            1,052,623
                                                                   ------------         ------------
           Total Current Assets                                      19,631,803            5,392,109
                                                                   ------------         ------------

PROPERTY AND EQUIPMENT, NET                                           2,145,055            1,855,791
                                                                   ------------         ------------

OTHER ASSETS
      Deposits and other                                                  1,154                1,154
      Long-term receivable                                                    -              453,295
                                                                   ------------         ------------
           Total Other Assets                                             1,154              454,449
                                                                   ------------         ------------

                TOTAL ASSETS                                       $ 21,778,012         $  7,702,349
                                                                   ============         ============

                 LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
      Checks issued in excess of cash in bank                      $          -         $    686,118
      Current portion of long-term debt                                 561,512              631,434
      Accounts payable - trade                                        5,246,758            1,734,653
      Credit card cash advance fees payable                           1,199,429              743,423
      ATM commissions payable                                           434,954              331,944
      Credit cash chargebacks payable                                    29,373              103,957
      Check cashing commissions payable                                 108,024               91,146
      Other accrued expenses                                            199,235              221,357
                                                                   ------------         ------------
           Total Current Liabilities                                  7,779,285            4,544,032

LONG-TERM LIABILITIES
Long-term debt, net                                                      30,851               81,601
Deferred income taxes                                                   354,000              354,000
                                                                   ------------         ------------
           Total Liabilities                                          8,164,136            4,979,633
                                                                   ------------         ------------

STOCKHOLDERS' EQUITY
      Common stock, par value of $0.001, 50,000,000 shares
        authorized, 15,201,598 and 12,892,735 shares issued
          and outstanding                                                15,202               12,893
      Additional paid-in capital                                     12,412,471            1,872,747
      Warrants                                                        1,341,057            1,341,057
      Deferred consulting services                                     (162,375)            (207,359)
       Retained earnings (accumulated deficit)                            7,521             (296,622)
                                                                   ------------         ------------
           Total Stockholders' Equity                                13,613,876            2,722,716
                                                                   ------------         ------------

                TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY         $ 21,778,012         $  7,702,349
                                                                   ============         ============